Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Actel Corporation, of our report dated February 19, 2000 related to the consolidated financial statements of GateField Corporation as of December 31, 1999 and 1998 and for the three years in the period ended December 31, 1999 appearing in the Current Report on Form 8-K/A of Actel Corporation dated January 29, 2001.



/s/ Deloitte & Touche LLP


San Jose, California

January  29, 2001